Lightbridge Announces Preliminary Fourth Quarter Results
and Restructuring
Revenue and EPS Above Previous Guidance
Reduction in workforce of about 4%; expected annualized savings of $3.1 to $3.6M

Burlington, MA – (DRAFT) – Lightbridge, Inc. (NASDAQ: LTBG), a leading transaction processing company, today announced preliminary revenue and earnings per share for its fourth quarter of 2005.

Based on the Company’s preliminary review, and subject to the completion of customary quarterly closing review procedures by Lightbridge’s management and its independent registered public accounting firm, the Company:

•	Expects revenue to be in the $27.0 million to $27.5 million range, compared to its previously released guidance of $25.5 to $27.0 million, based primarily on a strong quarter at Authorize.Net.

•	Expects EPS to be in the $0.12 to $0.16 range, compared to its previously released guidance of $0.06 to $0.10.

Lightbridge also announced a restructuring focused primarily within the Telecom Decisioning Services (TDS) business, as well as reductions in general and administrative expenses. The action reflects the Company’s continued commitment to align cost and revenue.

The restructuring consists of a total workforce reduction of about 28 positions, which represents about a 4% employee reduction, and is expected to produce approximately $3.1 million to $3.6 million in annual pre-tax savings commencing in the first quarter of 2006. The Company expects to record a pre-tax restructuring charge of approximately $1.0 million to $1.5 million in the first quarter of 2006 associated with the workforce reduction.

Fourth Quarter 2005 Financial Results: Webcast Information

Lightbridge expects to report its full fourth quarter and year end results on Wednesday, January 25, 2006. The Company has scheduled a webcast and conference call to discuss the results at 5:00 pm ET on January 25 and invites the public to join by dialing 1-888-802-8576. Investors wishing to listen to a webcast of the conference call should link to the “Investor Relations” section of www.lightbridge.com at least 15 minutes prior to the broadcast and follow the instructions provided to assure the necessary audio applications are downloaded and installed. The call will be available online at the Company’s website for two weeks. The replay will be available one hour after the call and can be accessed by dialing 877-519-4471. The passcode number is 6898851. The replay will be available until February 8, 2006.

About Lightbridge

Lightbridge, Inc. (NASDAQ: LTBG) is a leading e-commerce, decisioning and analytics company that businesses trust to manage customer transactions. Lightbridge adds value to fraud screening, credit qualification and payment authorization services. Lightbridge solutions leverage intelligent automated systems and human expertise, delivered primarily through the efficiencies and cost savings of an outsourced business model. Businesses use Lightbridge to make smarter decisions, deliver better services, provide secure payments, reduce costs and enhance the lifetime value of their customers. For more information, visit www.lightbridge.com.

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Contacts:

Lynn Ricci
Investor & Media Relations
Lightbridge, Inc.
781/359-4854
lricci@lightbridge.com

Note to Editors: LIGHTBRIDGE is a registered trademark and the Lightbridge logo is a trademark of Lightbridge Inc. All other trademarks and registered trademarks are the properties of their respective owners.

Forward-looking Statements
Certain statements in this news release that are not historical facts, including, without limitation, those relating to the Company’s estimated preliminary results for the fourth quarter of 2005 and restructuring charge are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of the Company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (i) dependence on a limited number of clients, (ii) the Company’s revenue concentration in the wireless telecommunications business and the declining subscriber growth rate in that business, (iii) continuing rapid change in the telecommunications industry, payment processing industry, and other markets in which the Company does business that may affect both the Company and its clients, (iv) current and future economic conditions generally and particularly in the telecommunications and payment processing industry, (v) uncertainties about the Company’s ability to execute on, and about the impact on the Company’s business and operations of, its objectives, plans or strategies as a result of potential technological, market or competitive factors, (vi) the impact of restructuring and other charges on the Company’s business and operations, (vii) integration, employee retention, recognition of cost and other benefits and revenue synergies, and other risks associated with acquisitions, (viii) the industry risks associated with Authorize.Net’s business and operations including, without limitation, illegal or improper uses of Authorize.Net’s payment system, unauthorized intrusions and attacks on Authorize.Net’s payment system that may impair the operation of its payment systems, changes in or failures to comply with credit card association rules, governmental regulation and the application of existing laws to Authorize.Net’s business and dependence on relationships with third party payment processors, (ix) the factors disclosed in the Company’s filings with the U.S. Securities and Exchange Commission including, without limitation, its 2004 Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements.